Wachovia SBA Lending, Inc. Series 1999-1 Servicer’s Certificate	Record Date: 03/31/2005 Determination Date: 04/12/2005 Distribution Date: 04/15/2005

		Original	Beginning				Total Class		Ending
	Certificate	Certificate	Certificate			Liquidated	Principal	Total	Certificate
Class	Rate	Balance	Balance	Interest	Principal	Losses	Distribution	Distribution	Balance

A	3.0500%	94,012,000.00	33,915,807.53	82,233.30	1,333,225.33	0.00	1,333,225.33	1,415,458.63	32,582,582.20
Factors per Thousand				0.87471068	14.18143780		14.18143780	15.05614847	346.57897077

M	3.5700%	2,888,000.00	1,039,880.48	2,951.19	41,000.26	0.00	41,000.26	43,951.45	998,880.22
Factors per Thousand				1.02188019	14.19676593		14.19676593	15.21864612	345.87265235

B	4.5500%	4,189,247.00	1,513,997.13	5,476.24	59,350.03	0.00	59,350.03	64,826.27	1,454,647.10
Factors per Thousand				1.30721344	14.16723101		14.16723101	15.47444445	347.23354818

Pool		101,089,247.00	36,469,685.14	90,660.73	1,433,575.62	0.00	1,433,575.62	1,524,236.35	35,036,109.52
Totals				0.89683851	14.18128696		14.18128696	15.07812547	346.58591848

Certificate Information

		Interest	Adjusted
		Distribution	Interest
	Accrued	Amount	Distribution	Remittance	Shortfall
Class	Interest	Adjustment	Amount	Rate	Amounts
A	86,202.60	(3,969.30)	82,233.30	3.0500%	0.00
M	3,093.60	(142.41)	2,951.19	3.5700%	0.00
B	5,740.50	(264.26)	5,476.24	4.5500%	0.00

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1999-1 Servicer’s Certificate	Record Date: 03/31/2005 Determination Date: 04/12/2005 Distribution Date: 04/15/2005

Schedule of Remittance

Aggregate Amount Received	1,754,273.57
Amount Available in the Spread Account	1,949,436.88
Interest Earnings on Spread Account	3,204.79
Letter of Credit Available Amount	5,698,603.68
Monthly Advances	0.00
(Servicing Fee) *	(37,421.54)
(Premium Protection Fee)	(33,911.71)
(Unreimbursed Monthly Advances)	0.00

Available Funds	9,334,185.67

Bond Interest Distributed	90,660.73
Bond Principal Distributed	1,433,575.62
Escrow Fee	1,823.50
Specified Spread Account Requirement	2,824,660.13
Letter of Credit Available Amount	5,698,603.68
(Required for Spread Account)	(715,137.99)
Spread Excess Distributed to Spread Acct Depositor	0.00

9,334,185.67

*	In the calculation of Servicing Fee, the Company computes the amount based upon the product of the total interest collected and the ratio of the Servicing Fee rate as specified in the Agreement over the prior month weighted average customer rate.

Collateral Information

Aggregate Beginning Principal Balance of Loans		36,469,685.14
Aggregate Ending Principal Balance of Loans		35,036,109.52
Principal Prepayments (Number / Amount)	2	1,200,344.19
Curtailments		11,923.35
Excess and Monthly Payments		221,308.08
Recoveries on Previous Realized Losses		9,036.62
Interest Received		311,661.33
Amount of Monthly Advance		0.00
Compensating Interest		324.12
Liquidated Losses (Current / Cumulative)	0.00	2,996,765.93
Delinquent 24 mos or Uncollectible (Current / Cumulative)	0.00	8,497,704.43
Specified Spread Account Requirement		2,824,660.13
Transfer from Spread Account to Certificate Account		0.00
Amount on Deposit in Spread Account after all required transfers		2,109,522.14
LOC Available Amount as a percentage of Pool Principal Balance		16.26%
Excess Spread / Extra Interest	61,496.57	110,715.90
Weighted Average SBA Loan Interest Rate		7.0986%
Weighted Average Maturity		172.504

Servicer Withdrawals from Principal and Interest Account
Accrued Unpaid Servicing Fees		$0.00
Unreimbursed Monthly / Servicing Advances		$0.00
Investment Earnings on Permitted Instruments		$0.00
Funds deposted in the account in error		$0.00
Servicing Compensation (paid prior month)		$29,464.56

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1999-1 Servicer’s Certificate	Record Date: 03/31/2005 Determination Date: 04/12/2005 Distribution Date: 04/15/2005

Exhibit K

Outstanding Balance - Pool	35,036,109.52
# Accounts	285

Delinquent Information	# Loans	Pool Amount	Pool %

Delinquent 1-29 Days	117	15,338,027.74	43.778%
Delinquent 30-59 Days	1	160,903.57	0.459%
Delinquent 60-89 Days	2	143,901.95	0.411%
Delinquent 90-179	4	927,373.77	2.647%
Delinquent 180-719	4	1,083,497.23	3.093%
Delinquent 720 and Over	0	0.00	0.000%
Loans in Foreclosure	0	0.00	0.000%
REO Property	1	58,310.75	0.166%

Totals	129	17,712,015.01	50.554%

Outstanding Balance - Gross	101,383,518.32
# Accounts	285

Delinquent Information	# Loans	Gross Amount	Gross %

Delinquent 1-29 Days	117	44,021,504.29	43.421%
Delinquent 30-59 Days	1	643,614.15	0.635%
Delinquent 60-89 Days	2	575,607.49	0.568%
Delinquent 90-179	4	2,577,892.74	2.543%
Delinquent 180-719	4	2,424,323.37	2.391%
Delinquent 720 and Over	0	0.00	0.000%
Loans in Foreclosure	0	0.00	0.000%
REO Property	1	233,242.52	0.230%

Totals	129	50,476,184.56	49.788%

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1999-1 Servicer’s Certificate	Record Date: 03/31/2005 Determination Date: 04/12/2005 Distribution Date: 04/15/2005

Series 1999-1

The following additional information, presented in dollars, pursuant to Section 6.09 subclauses (ii), (iii), (iv), (v), (x) and (xii), is provided for each Class per $1,000 original dollar amount as of the Cut-off date.

Sub-Clause	Class A	Class M	Class B	Pool
(ii)	361	360	361	361
(iii)	0	0	0	12
(iv)	0	0	0	0
(v)	0	0	0	2
(x) (a&b) (i)	1	1	1	1
(ii)	0	0	0	0
(iii)	0	0	0	0
total	1	1	1	1
(x) (c&d) (i)	14	14	14	14
(ii)	0	0	0	0
(iii)	0	0	0	0
(iv)	0	0	0	0
(v)	0	0	0	0
(vi)	0	0	0	0
(vii)	0	0	0	0
total	14	14	14	14

(xii)	347	346	347	347

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1999-1 Servicer’s Certificate	Record Date: 03/31/2005 Determination Date: 04/12/2005 Distribution Date: 04/15/2005

I, Stephanie Hartson, Assistant Vice President, represent that Wachovia SBA Lending, Inc., complied with section 6.09 of the Pooling and Servicing Agreement dated February 28, 1999 pertaining to Series 1999-1 in preparing the accompanying Servicer’s Certificate.

Wachovia SBA Lending, Inc.

By: /s/ Stephanie Hartson

Name: Stephanie Hartson
Title: Assistant Vice President

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300